EXHIBIT 10.1

Amendment Number 4 to Interactive Marketing Agreement

This Amendment Number 4 to Interactive Marketing Agreement (this “Fourth Amendment”) dated as of July 1, 2002 (the “Fourth Amendment Date”), is by and between America Online, Inc. (“AOL”), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and Autoweb.com, Inc. (“MP” or “Autoweb”), a Delaware corporation, with offices at 18872 MacArthur Blvd., California 92612, and shall amend that certain Interactive Marketing Agreement dated June 30, 1999, by and between AOL and MP (the “Original Agreement”), as amended by that certain Amendment Number 1 to Interactive Marketing Agreement, by and between AOL and MP dated as of April 19, 2000 (the “First Amendment”), as amended by that certain Amendment Number 2 to Interactive Marketing Agreement by and between AOL and MP dated as of April 1, 2001 (the “Second Amendment”), and that certain Amendment Number 3 to Interactive Marketing Agreement between AOL and MP dated as of March 1, 2002 (the “Third Amendment”).

The Original Agreement as amended by the First Amendment, Second Amendment, and Third Amendment is hereinafter referred to as the “Existing Agreement.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Existing Agreement.

The Existing Agreement as amended by this Fourth Amendment is hereinafter referred to as the “Agreement”.

INTRODUCTION

1.    The Parties have reviewed the performance of the relationship created pursuant to the Existing Agreement and desire to amend the relationship further in accordance with the terms of this Fourth Amendment.

2.    Except as specifically amended by this Fourth Amendment, the Parties desire that the Existing Agreement remain in full force and effect.

TERMS

A.    AMENDMENT OF CARRIAGE PLAN.  Notwithstanding any previous Carriage Plan including within the Existing Agreement (i.e., Exhibit A of the Agreement, as amended by Section L.1 of the First Amendment, as further amended by Section A.1 of the Second Amendment, and as further amended by Section A of the Third Amendment), the Parties agree that (i) all Impressions deliverable by AOL under the Agreement prior to October 1, 2002 shall be deemed to have been delivered by AOL in accordance with the terms of the Agreement and (ii) the Impressions deliverable by AOL between October 1, 2002 and the end of the Term are set forth in Exhibit A attached to this Amendment and incorporated herein by reference.

B.    PAYMENTS.

B.1.
Payments Prior to Amendment Date. AOL acknowledges that as of the Fourth Amendment Date, MP has paid all amounts due and payable under the Existing Agreement prior to the Fourth Amendment Date, including, without limitation, those under Sections L.3, M.3, and/or O of the First Amendment.

B.2.
Guaranteed Payment. The portion of Guaranteed Payment as set forth in Section M.3(b), which would otherwise be payable by MP to AOL, but which has not become payable to AOL by MP prior to the Fourth Amendment Date, is hereby amended and the amount payable with respect to such unpaid portion of guaranteed payment set forth in such Section M.3(b) shall be reduced to one final payment of [*] Dollars ([*]) payable on [*].

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatement has been requested with respect to the omitted portions.

C.    REDUCTION OF IMPRESSIONS COMMITMENT.  The first sentence of Section 1.2 of the Agreement as amended by Section L.2. of the First Amendment, as further amended by Section A.2 of the Second Amendment, and as further amended by Section C of the Third Amendment is hereby further amended to provide that the Impressions Commitment, during the Term, shall be reduced to an amount equal to the sum of (i) the Impressions delivered by AOL under the Agreement prior to October 1, 2002, and (ii) the [*] Impressions deliverable pursuant to, and in accordance with the terms of, this Fourth Amendment.

D.    PRODUCT PAGE IMPRESSIONS.  Section L.3(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

L.3(a)
Subject to the following sentence, (i) the Impressions set forth on Exhibit A which are designated on such exhibit as Product Page Impressions shall be permanent placements on the new car product pages (the “Product Pages”) and shall not be subject to replacement by AOL as otherwise permitted under Section 1.1 of the Agreement; provided that this provision shall have no affect on AOL’s right to redesign any part of the AOL Network, and (ii) AOL shall be required to deliver without substitution [*] Product Page Impressions between October 1, 2002 and the end of the Term (the “Minimum Delivery Number”). Notwithstanding the foregoing, and without regard to whether the Minimum Deliver Number has been previously attained, AOL may, upon notice to MP, discontinue to provide any Product Page Impressions if AOL either (a) meets the Minimum Delivery Number through the delivery of the Product Page Impressions, (b) provides MP with mutually acceptable alternative carriage, or (c) refunds to MP the cost of such discontinued Product Page Impressions (calculated using a [*] CPM and based on the number of such Product Page Impressions which AOL is obligated to deliver under Exhibit A) .

E.    AMENDMENT OF SCHEDULE 5.  Schedule 5 of the Agreement, as added by Section O of the First Amendment, shall be deleted and replaced in its entirety effective as of October 1, 2002 to read as set forth in Schedule 5 attached to this Amendment and incorporated herein by reference.

F.    EFFECT ON AGREEMENT.  Except as specifically amended by this Fourth Amendment, the Existing Agreement remains in full force and effect.

G.    AMENDMENT OF SECTION 4.  Section 4 of the Agreement is hereby amended to add the following Section 4.6

4.6
Termination for Site Redesign.  In the event that any material AOL redesign of the Autos Channel of the AOL Service substantially diminishes the prominence and value of MP’s promotion hereunder, AOL shall present MP with a proposed alternative carriage plan. In the event that MP finds such alternative carriage plan to be unacceptable and the Parties are not otherwise able to agree on alternative carriage, AOL shall have the right to terminate this Agreement immediately following written notice to MP. Upon such termination, MP shall be entitled to a refund of any amounts actually paid by MP but not yet earned by AOL for the remaining Term of the Agreement. The Parties agree that any refund will equal the difference between [*] Dollars ([*]) and the Total Value Delivered, where “Total Value Delivered” means the sum of (a) the value of all Product Page Impressions delivered after October 1, 2002 (calculated based on a [*] CPM) and (b) the value of all other Impressions delivered after October 1, 2002 in accordance with Exhibit A (calculated based on an [*] CPM).

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatement has been requested with respect to the omitted portions.

H.    EXHIBIT A.  Exhibit A identified in and attached to this Fourth Amendment is incorporated into the Agreement and is hereby made a part of this Fourth Amendment.

I.    SCHEDULE 5.  Schedule 5 identified in and attached to this Fourth Amendment is incorporated into the Agreement and is hereby made a part of this Fourth Amendment.

[signature page follows]

In witness whereof, the Parties have executed this Fourth Amendment as of the date written hereinabove.

AMERICA ONLINE, INC.

By:  /s/    STEVEN E. RINDNER

Name:  Steven E. Rindner

Title:  SVP Business Affairs & Development

Date:  9/26/02

AUTOWEB.COM, INC.

By:  /s/    EILEEN DUKES

Name:  Eileen Dukes

Title:  Vice President, Online Marketing

Date:  9/25/2002

Exhibit A

Carriage Plan

[*]

Schedule 5

Revenue Share Hurdle

During the period October 1, 2002 through April 15, 2004, MP shall pay AOL a Bounty of [*] Dollars ([*]) for each new AOL Purchase Request during such period in excess of [*] AOL Purchase Requests. MP will provide AOL with monthly reports indicating the total Purchase Requests generated by Placement in the prior month within fifteen (15) days following the end of each month.

As used herein, AOL Purchase Requests” shall mean an AOL User purchase request which MP refers to a third party or any MP affiliate, but shall not include any fictitious purchase requests.

Auditing Rights.    To ensure compliance with the terms of the Agreement, each party will maintain complete books and records in the normal course of business relating to amounts owed or due hereunder or its performance of the Agreement (the “Records”). Upon twenty (20) days advance written notice, either party (the “auditing party”) may audit the Records of the other party (the “audited party”) during normal business hours at the audited party’s principal office as specified herein. The audited party shall reasonably cooperate in the audit, provided that any interference with the audited party’s operations shall be reasonably minimized. Any such audit may be conducted no more frequently than once every six (6) months during the Term of the Agreement and, in any case, once not later than one (1) year after its expiration or termination. The auditing party may make and retain copies of the Records as reasonably required and shall provide a written report to the audited party reflecting the audit’s conclusions and findings. The auditing party shall bear the audit’s expenses unless, in the case of AOL as the auditing party, MP has underpaid AOL by more than five percent (5%) for the period of time audited, and in the case of MP as the auditing party, MP has overpaid AOL by more than five percent (5%) for the period of time audited, in which case the audited party shall also reimburse the auditing party for its reasonable audit costs (in addition to paying any underpayments or overpayments, as applicable, within thirty (30) days of such audit with interest at the then prevailing prime rate as announced in the Wall Street Journal as of the date the commencement of the audit).

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatement has been requested with respect to the omitted portions.